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                           LOCK BOX SERVICE AGREEMENT


            LOCK BOX SERVICE AGREEMENT, dated as of September 14, 1995, among MOVIE STAR, INC. (the "Company"), a corporation organized under the laws of the State of New York, NATWEST BANK N.A., a New York banking corporation ("NatWest"), REPUBLIC NATIONAL BANK OF NEW YORK, a national banking association, individually ("RNB") and as agent for itself and NatWest (the "Agent").

            WHEREAS, in connection with the Credit and Security Agreement of even date herewith (the "Credit Agreement") among the Company, RNB, NatWest and the Agent, the parties desire to enter into a lock box service arrangement for the Company, so that, from and after the date hereof, all payments in respect of the accounts receivable of the Company shall be remitted to a post office box to be opened and maintained by the Agent pursuant to this Agreement;

            NOW, THEREFORE, the parties hereby agree as follows:

1. All capitalized terms used but not defined herein shall have the meanings ascribed to them in the Credit Agreement.

2. The Company hereby appoints the Agent as its agent and authorizes the Agent to rent, service, and have sole access to a post offices box, with Zip Code [______], located at the Church Street Station Post Office, New York, New York, (the "Post Office Box,") and to collect all mail deposited therein at regular intervals.

3. The Agent shall, as soon as practicable after opening the Post Office Box, notify the Company of the number thereof, and promptly thereafter, the Company shall notify all of its customers and obligors on any accounts payable to the Company which, in the ordinary course of the Company's business, would be paid by checks or other instruments made payable to or to the order of Movie Star, Inc., to remit payment in respect of such accounts directly to the Post Office Box.

4. Except as specifically provided herein, the Agent shall, and is hereby authorized by the Company to, endorse all checks, drafts, money orders and all other negotiable instruments of payment (hereinafter referred to as "items") contained in the mail collected from the Post Office Box in the following manner:

                    "CREDIT TO ACCOUNT OF WITHIN NAMED PAYEE
                     AT REPUBLIC NATIONAL BANK OF NEW YORK
                              NEW YORK, NEW YORK"

     provided that all items are made payable to or to the order of "Movie Star, Inc.", or any close resemblance thereto, or any trade name or trade style used by the Company. Items made payable to any name other than those referred to above shall be forwarded by the Agent unprocessed to the Company, and the Company shall, promptly upon receipt thereof, endorse such items and return them to the Agent for processing in accordance with this Agreement.

5. The Agent shall process each item received, and shall, on the third Business Day after receipt of such item, credit the amount thereof first to
     (i) amounts outstanding under the Loan Account, as such term is defined in the Credit Agreement, and any other amounts payable by the Company to the Agent, RNB or NatWest under the Credit Agreement, and then to (ii) any account maintained by the Company with RNB. For purposes of this paragraph 5, (i) items shall be deemed received by the Agent on the Business Day on which they are collected from the Post Office Box, and (ii) the third Business Day after receipt of an item shall be determined without counting the Business Day of receipt of such item.

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6.   Any items bearing discrepancies between the written and numerical amounts shall be credited for the written amount.

7. The Agent shall use due care to attempt to inspect and discover items which bear a phrase to the effect that such items represent "Payment in Full" (or words of similar import) and to forward them to the Company for disposition; provided, however, that the Agent shall have no liability to the Company if it processes any item that bears such language.

8. Post-dated items shall be either processed by the Agent, or forwarded to the Company, in the Agent's sole discretion.

9. The Agent shall have the right to debit the Loan Account, as such term is defined in the Credit Agreement, in the amount of all returned items. All returned items shall be handled by the Agent in the following manner: (i) all dishonored items returned the first time shall be re-presented a second time, and (ii) all dishonored items returned the second time shall be charged back and returned to the Company.

10.  The Agent shall not process items received which do not bear a signature.

11. All items which are made payable in foreign funds, or made payable in U.S. funds drawn on a foreign bank, shall be processed for collection and the Company shall pay to the Agent the collection charges for such items comparable to the charges that RNB customarily imposes for the collection of like items.

12. The Agent shall provide to the Company, NatWest and RNB, each Business Day, a lockbox collection report listing the items collected from the Post Office Box on the immediately preceding Business Day. Such lockbox collection report may, at the Agent's option, be provided by telecopier or by any of the methods specified in paragraph 20 hereof. The Agent shall endeavor to maintain, for a period of one (1) year, a microfilm record of all items collected from the Post Office Box; provided, however, the Agent shall have no liability to the Company for any failure to maintain such a record.

13. The Company shall instruct all of its customers not to send any returned merchandise to the Post Office Box. The Agent shall not be liable for any returned merchandise received at the Post Office Box, but shall attempt to forward said merchandise to the Company at the risk and expense of the Company. Any expenses incurred by the Agent in connection with such forwarding shall be paid by the Company to the Agent, on demand, and if not so paid may be charged, as a Loan, to the Loan Account.

14. Annual rent on the Post Office Box, as assessed by the U.S. Postal Service, shall be paid by the Company to the Agent, on demand, and if not so paid may be charged, as a Loan, to the Loan Account.

15. The Company agrees to pay the Agent fees for the services herein described, computed in accordance with RNB's schedule of fees for lock box services, as in effect from time to time.

16. The Company hereby irrevocably appoints the Agent its agent under this Agreement and authorizes the Agent to take such action and to exercise such powers as are specifically delegated to it herein, together with such powers as the Agent, in the reasonable exercise of its discretion, deems incidental thereto. The Agent shall exercise the same degree of care and shall give the same attention to the performance of its obligations under this Agreement as if the services were being provided for the Agent itself; provided, however, that neither the Agent nor any of its directors, officers, employees or other agents shall be liable for any action taken or omitted to be taken by it or them hereunder or in connection herewith, except for its or their

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     gross negligence or willful misconduct. The Company agrees to indemnify the
     Agent, RNB and NatWest, and their directors, officers, employees and other agents and save them harmless from any loss, damage, liability or expense (including reasonable legal fees and expenses) incurred as a result of any claim asserted against them in connection with any transactions related hereto, unless such loss, damage, liability or expense is solely the result of their gross negligence or willful misconduct.

17. Any other terms herein to the contrary notwithstanding, this Agreement shall be deemed to be amended automatically, without notice to either party, to comply with any statute, regulation, or ruling of any government agency, including any regulations or rulings of the U.S. Postal Service, to whose jurisdiction the Agent is subject.

18.  This Agreement may not be modified or terminated orally.

19. This Agreement may be terminated by the Agent at any time upon at least fifteen (15) days written notice. Upon receipt of such notice, the Company shall notify its customers to discontinue use of the Post Office Box. After the effective date of termination, the Agent shall have no responsibility for any items received in the Post Office Box except to forward such items by regular mail and at the Company's expense, for a period of thirty (30) days after such termination, to the Company's address contained in the Agent's records. Such termination shall have no effect on the rights or responsibilities of the parties hereto with respect to items processed prior to the effective date of termination.

20. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the parties hereto shall be given or made only by hand, Federal Express, Express Mail or other recognized overnight delivery service or by certified or registered mail, or by telecopier, and shall be deemed to have been duly given or made: if by hand, immediately upon delivery; if by Federal Express, Express Mail or overnight delivery service, one (1) Business Day after dispatch; if mailed by certified or registered mail, return receipt requested, five (5) days after mailing; and if by telecopier, upon receipt by the sending party of confirmation of transmission. All notices, requests and demands sent by telecopier shall be followed by the original thereof, sent as otherwise provided above, and all notices, requests and demands are to be given or made to a party at its address set forth below (or to such other address as such party may designate by notice in accordance with the provisions of this paragraph).

     Agent:            Republic National Bank of New York
                       452 Fifth Avenue
                       New York, New York  10018
                       Attn: Joel W. Burbank

     Company:          Movie Star, Inc.
                       136 Madison Avenue
                       New York, New York 10016
                       Attn: Saul Pomerantz

     NatWest:          NatWest Bank N.A.
                       1133 Avenue of the Americas
                       39th Floor
                       New York, New York  10036
                       Attn: Cynthia Sachs

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      RNB:              Republic National Bank of New York
                        452 Fifth Avenue
                        New York, New York  10018
                        Attn:


21. The Company agrees to take such further action and to execute and deliver such further documents and agreements, including any forms, documents or applications for delivery to the U.S. Postal Service, as the Agent, in its sole discretion, deems appropriate.

22. Waiver by any party of any provision of this Agreement shall not constitute a waiver of or prejudice such party's right otherwise to demand strict compliance with that provision or any other provision hereof.

23. This Agreement shall be governed by and construed in accordance with the laws of the State of New York applicable to agreements made and to be performed wholly within that state. If any provision of this Agreement is held to be illegal or unenforceable for any reason whatsoever, such illegality or unenforceability shall not affect the validity of any other provision hereof.

24. The Company agrees that any action, suit or proceeding in respect of or arising out of this Agreement may be initiated and prosecuted in the state or federal courts, as the case may be, located in New York County, New York. The Company consents to and submits to the exercise of jurisdiction over its person by any such court having jurisdiction over the subject matter, waives personal service of any and all process upon it and consents that all such service of process be made by registered mail directed to the Company at its address set forth herein or to any other address as may appear in the Agent's records as the address of the Company.

IN ANY ACTION, SUIT OR PROCEEDING IN RESPECT OF OR ARISING OUT OF THIS NOTE, EACH OF THE COMPANY, RNB, NATWEST AND THE AGENT WAIVES TRIAL BY JURY, AND THE COMPANY ALSO WAIVES (I) THE RIGHT TO INTERPOSE ANY SET-OFF OR COUNTERCLAIM OF ANY NATURE OR DESCRIPTION, (II) ANY OBJECTION BASED ON FORUM NON CONVENIENS OR VENUE, AND (III) ANY CLAIM FOR CONSEQUENTIAL, PUNITIVE OR SPECIAL DAMAGES.

                                    MOVIE STAR, INC.


                                    By: Mark M. David
                                       -------------------------------
                                       Title: Chairman


                                    REPUBLIC NATIONAL BANK OF NEW YORK
                                     individually and as Agent for
                                     itself and NatWest Bank N.A.


                                    By: Joel Burbank
                                       -------------------------------
                                       Title: Senior Vice President


                                    NATWEST BANK N.A.


                                    By: Cynthia E. Sachs
                                       -------------------------------
                                       Title: Vice President





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